EXHIBIT 10.uu

                                 AMENDMENT NO. 6

     THIS AMENDMENT NO. 6 (the "Amendment") dated as of February 24, 1999, to the Credit Agreement referenced below, is by and among MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation, (the "Borrower"), HEILIG-MEYERS COMPANY, a Virginia corporation (the "Company"), the Lenders identified therein, WACHOVIA BANK, N.A. (formerly, Wachovia Bank of Georgia, N.A.), as Administrative Agent, NATIONSBANK, N.A., as Documentation Agent, and CRESTAR BANK and FIRST UNION NATIONAL BANK (formerly, First Union National Bank of Virginia), as Co-Agents. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, the Lenders have established a $400 million credit facility for the benefit of the Borrower pursuant to the terms of that Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among the Borrower, the Company, the Lenders identified therein and Wachovia Bank of Georgia, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

     WHEREAS, the modifications requested hereby require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect to this Amendment;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. The Credit Agreement is amended and modified in the following respects:

          1.1 The following definitions are amended or added in Section 1.1 to read as follows:

               "Amendment Date" means February 24, 1999 (being the date of Amendment No. 6).

               "Committed Loans" means, collectively, Revolving Loans, Swingline Loans and LOC Obligations.

               "Interest Payment Date" means (i) as to any Swingline Loan, the last day of each Interest Period for such Swingline Loan or such other dates as the Swingline Lender may agree or require, (ii) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date, and (iii) as to any Eurodollar Loan or Competitive Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter until the end of such Interest Period. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

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               "Interest  Period" means (i) with respect to any Eurodollar Loan, a period of one, two, three or six months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including extensions and conversions), (ii) with respect to any Swingline Loan, a period of such duration as the Borrower may request and the Swingline Lender may agree in accordance with the provisions of Section 2.4(b)(i), commencing in each case on the date of borrowing, and (iii) with respect to any Competitive Loan, a period beginning on the date of borrowing and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Loan was extended, which shall be not less than 7 days nor more than 180 days' duration; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
          (B) no Interest Period shall extend beyond the  Termination  Date, and
          (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

               "Issuing Lender" means Wachovia Bank, N.A., or any other Lender which may agree to issue Letters of Credit hereunder.

               "Letters  of  Credit"  means any  letter of credit  issued  under
          Section 2.3(a).

               "LOC Committed Amount" means such term as defined in Section 2.3(a).

               "LOC Documents" means any Letter of Credit, together with amendments and modifications relating thereto, documents delivered in connection therewith, applications relating thereto, and agreements, instruments, guarantees or other documents (whether general in application or applicable only to a particular Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk, or (ii) any collateral security for such obligations.

               "LOC Obligations" means, at any time, the sum of (i) the aggregate maximum amount available to be drawn under Letters of Credit, assuming compliance with all requirements for drawings thereunder, and (ii) the aggregate amount of all drawings under Letters of Credit which have not been reimbursed.

               "Note" or "Notes"  means the  Committed  Notes,  the  Competitive
          Notes  and/or  the  Swingline   Note,   collectively,   separately  or
          individually, as appropriate.

               "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.3(c), in Swingline Loans as provided in Section 2.4(b)(iii) and in Loans as provided in Section 3.12.

               "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the fixed or floating percentage rate per annum, if any, offered by the Swingline Lender and accepted by the Borrower in accordance with the provisions hereof.

               "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at the Quoted Rate.

               "Swingline Committed Amount" means the amount of the Swingline Lender's Commitment as specified in Section 2.4(a).

               "Swingline Lender" means Wachovia Bank, N.A., or any other Lender
          which  may  agree  to  make  Swingline  Loans  hereunder,   and  their
          respective successors.

               "Swingline Loan" means a swingline revolving loan made by the Swingline Lender pursuant to the provisions of Section 2.4.

               "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans in substantially the form attached as Schedule 2.4(a), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

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          1.2 Section 2 is amended and restated to read as follows:

                                    SECTION 2
                                CREDIT FACILITIES

          2.1 Revolving Loans.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower for the purposes hereinafter set forth; provided that (i) with regard to each Lender individually, such Lender's Commitment Percentage of Committed Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate amount of outstanding Committed Loans plus the aggregate amount of outstanding Competitive Loans shall not exceed FOUR HUNDRED MILLION DOLLARS (as such aggregate maximum amount may be reduced from time to time, the "Revolving Committed Amount"). Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Atlanta, Georgia time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of $2,000,000 (or the remaining amount of the Revolving Committed Amount, if less), in the case of Base Rate Loans, and $5,000,000, in the case of Eurodollar Loans, and in each case integral multiples of $1,000,000 in excess thereof.

               (iii) Advances. Each Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Atlanta, Georgia time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

          (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest a per annum rate equal to:

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage;


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               (ii)  Eurodollar  Loans.  During such periods as Revolving  Loans shall be comprised of Eurodollar Loans, the sum of the Adjusted Eurodollar Rate plus the Applicable Percentage.

               Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date.

          (e) Committed Notes. The Revolving Loans shall be evidenced by a duly executed Committed Note in favor of each Lender.

          (f) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

          2.2 Competitive Loan Subfacility.

          (a) Competitive Loans. During the Commitment Period, subject to the terms and conditions hereof, from such time as the Company shall have attained, and for so long as the Company shall maintain

               (A) Pricing Level I or II status, where the Company does not have a senior unsecured (non-credit enhanced) long term debt rating from both S&P and Moody's, or

               (B) Pricing Level I, II, III or IV status, where the Company has a senior unsecured (non-credit enhanced) long term debt rating from both S&P and Moody's,

         the Borrower may from time to time request and each Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower; provided, however, (i) the aggregate amount of Competitive Loans shall not at any time exceed the aggregate Revolving Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) the sum of the aggregate amount of Committed Loans plus the aggregate amount of Competitive Loans shall not at any time exceed the aggregate Revolving Committed Amount. Each Competitive Loan shall be not less than $10,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof.

               (b)   Competitive   Bid   Requests.   The  Borrower  may  solicit
          Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.2(b)-1 to the Administrative Agent by 11:00 A.M. (Atlanta, Georgia time) on a Business Day not less than one (1) nor more than four (4) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee, if any. The Administrative Agent shall promptly notify the Lenders of its receipt of a Competitive Bid Request and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Schedule 2.2(b)-2. No more than one Competitive Bid Request shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

               (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Business Day next succeeding the date of receipt by such Lender of a related Competitive Bid Request; provided, however, in the event the Administrative Agent (or an Affiliate of the Administrative Agent), in its capacity as a Lender, should elect to submit a Competitive Bid in response to a related Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower by 9:45 A.M. (Atlanta, Georgia time) on the date such Competitive Bid is due. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The
          Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.2(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The
          Administrative Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof. The Administrative Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.


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               (d) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (d), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.2(e) of its acceptance of any or all such Competitive Bids to the Administrative Agent by 11:00 A.M. (Atlanta, Georgia time) on the date on which notice of election to make a Competitive Bid is required to be given by the Lenders pursuant to the terms of subsection (c) above; provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more such Lenders may submit such a Competitive Bid at the same such Competitive Bid Rate, then pro rata between or among such Lenders) and
          (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the
          Borrower  in   accordance   with  the   provisions   hereof  shall  be
          irrevocable. The Administrative Agent shall, not later than 12:00 Noon (Atlanta, Georgia time) on the date on which notice of the election to
          make  a  Competitive   Bid  is  required  to  be  given,   notify  the
          Administrative Agent and each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

               (e) Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 1:30 P.M. (Atlanta, Georgia time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Administrative Agent by the Competitive Lenders and in like funds as received by the Administrative Agent.

               (f) Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Borrower shall give notice to the Administrative Agent otherwise, the Borrower shall be deemed to have requested a Base Rate Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

               (g) Interest on Competitive  Loans.  Subject to the provisions of
          Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

               (h) Competitive Loan Notes. The Competitive Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in an original principal amount equal to the Competitive Loan Maximum Amount and substantially in the form of Schedule 2.2(h).


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          2.3 Letter of Credit Subfacility.

               (a) Issuance. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such Letters of Credit as the Borrower may request for its own account or for the account of a subsidiary or affiliate as provided herein, in a form reasonably acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed THIRTY-FIVE MILLION DOLLARS ($35,000,000) at any time (the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the aggregate amount of outstanding Committed Loans plus the aggregate amount of outstanding Competitive Loans shall not exceed the Revolving Committed Amount, and (iii) with regard to each Lender individually, such Lender's Commitment Percentage of Committed Loans shall not exceed such Lender's Revolving Committed Amount. Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension. If any Letter of Credit issued hereunder shall have an expiry date, whether as originally issued or by extension, extending beyond the Termination Date, the Borrower shall, on the Termination Date, either
          (i) cause such Letter of Credit to be surrendered to the Issuing Lender, (ii) provide to the Issuing Lender a back-to-back letter of credit in respect thereof reasonably satisfactory to the Issuing Lender or (iii) provide cash collateral to the Issuing Lender in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

               (b) Notice and Reports. Any request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender). The Issuing Lender will provide to the Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the name of the party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

               (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a participation interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.


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

               (d)  Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of such drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower notifies the Issuing Lender that it intends to reimburse the Issuing Lender other than through a Revolving Loan and thereafter shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit, but excluding any defense based upon the gross negligence or willful misconduct of the Issuing Lender. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Atlanta, Georgia time) otherwise such payment shall be made at or before 12:00 Noon (Atlanta, Georgia time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.


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

               (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to the Borrower or any guarantor), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to
          Section 9)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

               (f)  Designation  of  Subsidiaries   and  Affiliates  as  Account
          Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a subsidiary or affiliate, provided that notwithstanding such statement, the Borrower shall be deemed to be the account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

               (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

               (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

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

               (i) Indemnification; Nature of Issuing Lender's Duties.

                    (i) In addition to its other  obligations under this Section
               2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                    (ii) As between the  Borrower  and the Issuing  Lender,  the
               Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                    (iii) In furtherance  and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and any subsidiary or affiliate for whom a Letter of Credit is issued), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                    (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection
               (d) above.  The obligations of the Borrower under this subsection
               (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                    (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Issuing Lender, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree.


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

               (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this
          Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

               (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

               (l) Requirements of Law. The provisions of Section 3.8 shall apply with equal effect to Letters of Credit and the Borrower will promptly pay any such additional amounts owing in respect of Letters of Credit by operation thereof.

     2.4 Swingline Loan Subfacility.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate amount of outstanding Committed Loans plus the aggregate amount of Competitive Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans, as the Borrower may request, and may be repaid or reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Advances.

               (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Atlanta, Georgia time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of and Interest Period for the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Atlanta, Georgia time) on the Business Day of the requested borrowing.

               (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $1,000,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

               (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9. Each Lender


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

          hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of
          Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to the Borrower or any guarantor), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to
          Section 9), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

          (c) Interest on Swingline Loans.

          Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to (i) if such Swingline Loan is a Base Rate Loan, the Base Rate plus the Applicable Percentage, or (ii) if such Swingline Loan is a Quoted Rate Swingline Loan, the Quoted Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 9.

          (d) Swingline Note. The Swingline Loans shall be evidenced by the Swingline Note.

          1.3 Sections 3.3 and 3.4 are amended and restated to read as follows:

          3.3 Reductions in Commitments and Prepayments.

          (a) Voluntary Reduction of Commitments. The Borrower may from time to time permanently reduce the Commitments hereunder in whole or in part (in each such case in a minimum aggregate amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days' prior written notice to the Administrative Agent.

          (b) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Competitive Loans and Committed Loans which are Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of such Competitive Loans or Committed Loans which are Eurodollar Loans will be subject to Section 3.10; and (ii) each such partial prepayment of Committed Loans shall be in the minimum principal amount of $2,000,000, in the case of Committed Loans which are Base Rate Loans and $5,000,000, in the case of Committed Loans which are Eurodollar Loans and $10,000,000, in the case of Competitive Loans, and in each case integral multiples of $1,000,000 in excess thereof.


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

          (c) Mandatory Prepayments. If at any time (i) the sum of the aggregate principal amount of Committed Loans plus the aggregate principal amount of Competitive Loans shall exceed the aggregate Revolving Committed Amount,
     (ii) the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, (iii) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount, or (iv) the aggregate principal amount of Competitive Loans shall exceed the Competitive Loan Maximum Amount, the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of the LOC Obligations in an amount sufficient to eliminate the deficiency.

          (d) Application. Unless otherwise specified by the Borrower, amounts prepaid on the Loans shall be applied first to Swingline Loans, then to Revolving Loans which are Base Rate Loans, then to Revolving Loans which are Eurodollar Loans in direct order of Interest Period maturities, then to a cash collateral account to secure LOC Obligations, and then to Competitive Loans in direct order of Interest Period maturities. In the case of a mandatory prepayment required in respect of Competitive Loans pursuant to subsection (c)(iv) hereinabove, the amount required to be prepaid hereunder shall serve to temporarily reduce the aggregate Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation described in subsection (c)(iv) shall no longer exist.

          (e) Notice. The Borrower will provide notice to the Administrative Agent of any prepayment by 11:00 A.M. (Atlanta, Georgia time) on the day prior to the date of prepayment. Amounts paid on the Loans under subsection
     (b) and (c)(i) hereof may be reborrowed in accordance with the provisions hereof.

          3.4 Fees.

          (a) Facility Fee. In consideration of the Commitments by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") equal to the Applicable Percentage per annum on the aggregate Revolving Committed Amount in effect from time to time for the applicable period. The Facility Fee shall accrue from the date hereof and shall be payable quarterly in arrears on the 15th day following the end of each calendar quarter.

          (b) Letter of Credit Fees.

               (i) Letter of Credit Fee. In  consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for Eurodollar Loans per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Amendment Date.

               (ii) Issuing Lender Fee. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders a fronting and negotiation fee of .125% per annum on the average daily maximum amount available to be drawn under Letters of Credit issued by it from the date of issuance to the date of expiration (collectively, the "Issuing Lender Fees").

          (c) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter.

          1.4 Section 7.9(b) is amended and restated to read as follows:

          (b) Fixed Charge Coverage Ratio. As of the end of the fiscal quarter ending February 28, 1999, there shall be maintained a Fixed Charge Coverage Ratio of at least 1.15:1.00; provided, however, that compliance with this covenant shall not be tested until March 31, 1999 (for the period ending February 28, 1999); provided, further, that the Company shall not be deemed to have defaulted in the due performance or observance of this Section 7.9(b) prior to March 31, 1999.

          1.5 A new Section 8.7 is added to read as follows:


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          8.7 Modifications and Prepayments in respect of Other Funded Debt. The
     Company will not, without the prior written consent of the Required Lenders, (i) amend or modify the terms of repayment of any other Funded Debt in an aggregate principal amount in excess of $5,000,000 in a manner adverse to the Lenders (including the shortening of any maturity or average life to maturity, any requirement for prepayment or other provision providing for payment of principal prior to stated maturity) or (ii) make any unscheduled prepayment, redemption, defeasance or acquisition for value (including by way of deposit of money or securities for the purpose of payment when due) of any other Funded Debt in an aggregate principal amount in excess of $5,000,000.

          1.6 A new subsection (l) is added to Section 9 to read as follows:

                  (l) The Borrower shall fail to pay when due (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) any reimbursement obligation owing in respect of LOC Obligations;

          1.7 At the end of clause (ii) of the first sentence in the continuation paragraph at the end of Section 9 there shall be inserted the phrase ", and the Administrative Agent shall have the right, among other things, to demand immediate cash collateral in the amount of LOC Obligations then outstanding".


          2. This Amendment shall be effective upon satisfaction of the following conditions:

               (a) execution of this Amendment by the Borrower, the Company, the Administrative Agent and the Required Lenders;

               (b) receipt by the Bank of legal opinions of counsel to the Borrower and the Company relating to this Amendment in form and substance satisfactory to the Administrative Agent and the Required Lenders;

               (c) receipt by the Administrative Agent for the ratable benefit of the consenting Lenders of an Amendment Fee of five (5) basis points on the aggregate amount of Commitments held by each of the Lenders consenting to this Amendment.

          3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

          4. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

          5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                           MACSAVER FINANCIAL SERVICES, INC.,
                                    a Delaware corporation

                                    By:_______________________________
                                    Name:
                                    Title:


COMPANY:                            HEILIG-MEYERS COMPANY,
                                    a Virginia corporation

                                    By:_______________________________
                                    Name:
                                    Title:

ADMINISTRATIVE
 AGENT: WACHOVIA BANK, N.A., as Administrative Agent for and on behalf of the Lenders

                                    By:_______________________________
                                    Name:
                                    Title:


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                           CONSENT TO AMENDMENT NO. 6


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
29th Floor, MC-3490
Atlanta, Georgia 30303
Attn: Syndication Services

          Re:

          Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among MacSaver Financial Services, Inc., Heilig-Meyers Company, Inc., the Lenders identified therein and Wachovia Bank of Georgia, N.A. (now known as Wachovia Bank, N.A.), as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

          Amendment No. 6 dated February 24, 1999 (the "Subject Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that the Borrower and the Company may rely on such authorization.

                                   Sincerely,



                                   -----------------------------
                                          [Name of Lender]

                                   By:__________________________
                                   Name:
                                   Title:



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                                 Schedule 2.4(d)
                             Form of Swingline Note

                             FORM OF SWINGLINE NOTE

$10,000,000                                                    February 24, 1999


                  FOR VALUE RECEIVED, MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A., its successors and permitted assigns (the "Lender"), at the office of Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), at 191 Peachtree Street, N.E., 29th Floor, MC-3940, Atlanta, Georgia 30303, Attn: Syndication Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of July 18, 1995 among the Borrower, Heilig-Meyers Company, the Lenders, the Administrative Agent and NationsBank, N.A., as Documentation Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than July 18, 2000, in Dollars and in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement and this Note, and all other indebtedness of the Borrower to the Lender owing under the Credit Agreement shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                        MACSAVER FINANCIAL SERVICES, INC.

                                         By     _______________________________

                                         Title _______________________________







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